DEBTOR IN POSSESSION LOAN AGREEMENT

This Debtor in Possession Loan Agreement (this "Agreement") is made as of September 7, 2005 by and between AGP LENDER LLC, a California limited liability company ("Lender"), and AURA SYSTEMS, INC., a Delaware corporation ("Borrower"), in its corporate capacity and in its capacity as debtor in possession in a chapter 11 case, Case No. 05-24550-SB (the "Bankruptcy Case"), pending in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), on behalf of its bankruptcy estate.

1. Loans. Lender agrees to make loans (the "Loans") to Borrower in an aggregate principal amount of up to One Million Two Hundred Thousand Dollars ($1,200,000), not including any loan fees that are to be added to the principal amount of Borrower's obligations, as set forth in paragraph 3 below. The advances by Lender to Borrower are subject to the following conditions, which are for the benefit of Lender and which Lender, in its sole discretion, may waive:

a. Lender may make advances to Borrower of all of the amounts to be advanced under this Agreement as a single advance or advances may be made periodically in amounts that are multiples of $50,000; provided, however, that the first advance will be not less than $400,000.

b. If an order, in form and substance acceptable to Lender, approving, on a final basis, the terms hereof and of related transaction documents, is entered by the Bankruptcy Court by September 8, 2005 or such later date as Lender, in its sole discretion, may agree to in writing, upon entry of such order, Lender shall advance to Borrower funds in an aggregate amount not less than Four Hundred Thousand Dollars ($400,000), not including any applicable loan fees.

c. If (i) the condition set forth in paragraph 1.b has been satisfied and (ii) Borrower has filed an "Approved Plan" (as hereinafter defined) and a "Conforming Disclosure Statement" (as hereinafter defined) by September 20, 2005 or such later date as Lender, in its sole discretion, may agree to in writing, upon the filing of such plan and disclosure statement, Lender shall make additional advances to Borrower in an amount that shall be not less than the amount required to bring the total of all advances by Lender to Borrower hereunder (not including loan fees) to, at least, Seven Hundred Thousand Dollars ($700,000).

d. If (i) the condition set forth in paragraph 1.b has been satisfied, (ii) the condition set forth in clause ii of paragraph 1.c has been satisfied or waived by Lender in writing, and (iii) the Bankruptcy Court has entered an order, in form and substance satisfactory to Lender, approving a Conforming Disclosure Statement, authorizing solicitation of acceptances of an Approved Plan, and setting a hearing for confirmation of such plan for a date no later than December 15, 2005 or such later date as Lender, in its sole discretion, may agree to in writing, Lender shall make additional advances to Borrower in an amount that shall be not less than the amount required to bring the total of all advances by Lender to Borrower hereunder (not including loan fees) to, at least, One Million Dollars ($1,000,000).

e. If (i) the condition set forth in paragraph 1.b has been satisfied, (ii) the conditions set forth in clause ii of paragraph 1.c and clause (iii) of paragraph 1.d have been satisfied or

waived by Lender in writing, and (iii) Borrower is making reasonable progress toward confirmation of an Approved Plan by December 15, 2005 or such later date as Lender, in its sole discretion, may agree to in writing, Lender shall, prior to December 15, 2005 or such later date as Lender, in its sole discretion, may have agreed to in writing, make additional advances to Borrower in amounts that shall be not less than the amounts required to bring the total of all advances by Lender to Borrower hereunder (not including loan fees) to, at least, One Million Two Hundred Thousand Dollars ($1,200,000).

f. It is a condition precedent to Lender's obligation to make any Loans hereunder that Borrower shall be, at the time of any advance, in "Substantial Compliance" (as hereinafter defined) with the "Budget" attached hereto as Exhibit A. "Substantial Compliance" shall mean that, on a cumulative basis, Borrower shall not have spent for any line item in the Budget more than one hundred fifteen percent (115%) of the amount forth in the Budget for that line item and shall not have spent more than one hundred ten percent 110% of the aggregate amount set forth in the Budget for all expenditures.

g. If Borrower seeks advances prior to the satisfaction of the relevant condition(s) set forth above, Lender may, in its sole discretion, advance funds to Borrower so long as the maximum amount of all advances hereunder (excluding loan fees) shall not exceed One Million Two Hundred Thousand Dollars ($1,200,000), and the repayment of all advances, together with any fees, premium and interest thereon, shall become a binding obligation of Borrower in accordance with the terms hereof.

h. For purposes hereof, "Approved Plan" means a plan of reorganization for Aura Systems, Inc., satisfactory in form and substance to Lender, which Lender has agreed in writing to support, and "Conforming Disclosure Statement" means a disclosure statement that is reasonably calculated to provide "adequate information," within the meaning of 11 U.S.C. § 1125, with respect to an Approved Plan that has been filed by Borrower.

i. Notwithstanding the foregoing, if a "Plan Event" (as hereinafter defined) occurs, Lender shall have no further obligations to make advances to Borrower hereunder. For purposes hereof, "Plan Event" shall mean and be deemed to have occurred if (i) Borrower is not actively making good faith efforts to obtain confirmation of an Approved Plan, (ii) Borrower modifies a previously filed Approved Plan in a manner that is unacceptable to Lender, (iii) Borrower solicits, entertains, or negotiates any proposal for the sale of its assets outside the ordinary course of business, (iv) Borrower negotiates or proposes a plan of reorganization other than an Approved Plan, (v) without the prior written consent of Lender, Borrower solicits, negotiates, enters into an agreement for or seeks approval of debtor in possession financing in addition to the financing previously provided by Blue Collar Pictures, Inc. ("Blue Collar") or provided hereunder, or (vi) Borrower's exclusive right, pursuant to 11 U.S.C. § 1121, to propose a plan of reorganization or to solicit acceptances of such plan ("Borrower's Exclusivity Right") is terminated for any reason.

2. Maturity. The entire principal balance of the Loans, together with all interest and other amounts due hereunder, shall be due and payable on June 30, 2006 (the "Maturity Date"). Notwithstanding any other provision of this Agreement, the Maturity Date automatically shall be accelerated and all outstanding principal, interest and other amounts owing under this Agreement automatically shall become immediately due and payable upon the occurrence of a "Case Event" (as hereinafter defined) or upon the effective date of a plan of reorganization in the Bankruptcy Case. In addition, notwithstanding any other provision of this Agreement, provided that Lender

shall have given written notice of acceleration to Borrower, the Maturity Date shall be accelerated and all outstanding principal, interest and other amounts owing under this Agreement shall become immediately due and payable if a Plan Event occurs. For purposes hereof, "Case Event" shall mean: (i) the dismissal of the Bankruptcy Case; (ii) the conversion of the Bankruptcy Case from Chapter 11 bankruptcy proceedings into Chapter 7 bankruptcy proceedings; or (iii) the appointment of a trustee or an examiner with expanded powers in the Bankruptcy Case pursuant to 11 U.S.C. §1104(a)(1).

3. Principal, Interest Rate, Fees, and Payment.

(a). The "Outstanding Principal Balance" (as hereinafter defined) of the Loans shall accrue interest at the rate of seventeen and one-half percent (17.5%) per annum. Interest shall accrue on each advance from the date on which the Lender actually advances funds. Interest under this Agreement shall accrue daily and shall be due and payable on the Maturity Date.

(b) Lender shall be entitled to a ten percent (10%) loan fee and a six percent (6%) finder's fee, which shall be calculated as follows. First, to account for the loan fee, the aggregate amount of funds actually advanced by Lender to Borrower shall be divided by a fraction equal to ninety percent (90%). The amount so obtained shall be referred to herein as the "Loan Fee Adjusted Balance." Then, to account for the finder's fee, the Loan Fee Adjusted Balance shall be divided by a fraction equal to ninety-four percent (94%), and the amount so obtained shall be the "Outstanding Principal Balance."

4. Prepayment. This Agreement may not be prepaid in whole or in part without Lender's prior written consent. If Lender does consent to such prepayment, unless Lender agrees otherwise, Borrower shall provide at least ten (10) business days' prior written notice of its intent to prepay. In the event of any tender of prepayment of this Agreement by Borrower, Lender shall have the right to exercise its conversion rights instead of electing acceptance of such prepayment, as provided in Section 8 of this Agreement.

5. Collection Costs Borne by Borrower. Borrower agrees to pay, within ten days' after written demand from Lender, all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in enforcing the terms of this Agreement or in collecting this Agreement, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

6. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of California, without regard to that state's conflict of laws principles; provided, however, to the extent that the interest rate, fees and other amounts chargeable hereunder might otherwise be subject to limitations imposed by California law, the loans hereunder shall be deemed to be lawful and not usurious and authorized by the authority of the Bankruptcy Court pursuant to 11 U.S.C. § 364. Any dispute arising hereunder shall be resolved only by the Bankruptcy Court so long as the Bankruptcy Court has jurisdiction over the dispute and does not abstain from exercising that jurisdiction, and the courts to which an appeal therefrom may be taken; provided, however, that if the Bankruptcy Court does not have jurisdiction over a dispute or abstains from exercising its jurisdiction over a dispute, then such dispute shall be resolved only by state and federal courts located in Los Angeles, California, and

the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

7. Intended Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be otherwise expressly provided in this Agreement.

8. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

9. Conversion of Loans. At the option of Lender in its sole discretion, the entire principal balance of the Loans and all accrued interest and other amounts due under this Agreement then outstanding (the "Outstanding Loan Balance"), at any time prior to acceptance by Lender of payment thereof instead of conversion as provided below, may be converted, in whole or in part, into stock of Borrower pursuant to one of the two following sets of conversion terms (the "Conversion Terms").

First, in the event that at any time prior to acceptance by Lender of payment of the Outstanding Loan Balance, Borrower shall close any transaction with a third party that includes the sale of stock of Borrower for new cash funds or other new consideration (a "New Equity Investment"), then Lender shall have the right to convert, at its sole discretion, the Outstanding Loan Balance, in whole or in part, into the same class of stock of Borrower as that of the New Equity Investment (a "New Equity Investment Conversion"); provided, however, that a New Equity Investment shall exclude (i) the debtor in possession financing previously provided by Blue Collar or provided hereunder, (ii) any future financing of Borrower which is consented to, in writing, by Lender, (iii) any stock of Borrower issued to present or future creditors or stockholders of Borrower specifically and exclusively in retirement of, conversion of, exchange for or otherwise on account of any debt or stock of Borrower held by them (whether pursuant to a confirmed plan of reorganization in the Bankruptcy Case or otherwise), and (iv) any stock issued to management or employees of Borrower. Lender's right of New Equity Investment Conversion shall be on the same terms and conditions as those of the New Equity Investment, with the additional feature of Lender receiving an additional fee in the amount of twenty percent (20.00%) of the Outstanding Loan Balance being converted (in addition to the Outstanding Loan Balance being converted) solely for purposes of determining the value of this Agreement in any New Equity Investment Conversion.

Alternatively, at any time prior to acceptance by Lender of payment of the Outstanding Loan Balance, in connection with any confirmed plan of reorganization in Borrower's Chapter 11 bankruptcy proceedings, Lender shall have the right to convert, at its sole discretion, the Outstanding Loan Balance, in whole or in part, into common stock of Borrower at a twenty percent (20.00%) discount to the then prevailing market price (defined as the previous trading day's closing bid price) of Borrower's common stock (a "Common Stock Conversion");

provided, however, that in no event shall the conversion price for any Common Stock Conversion be greater than 2 cents per share.

In the event of any conversion pursuant to one set of Conversion Terms or any acceptance of payment under this Agreement, Lender shall not thereafter have the right to subsequently elect to convert the amount which has been converted pursuant to the other set of Conversion Terms or to convert the amount which has been paid and accepted pursuant to either set of Conversion Terms. In any New Equity Investment Conversion, Borrower and Lender shall be deemed to have entered into the same securities purchase or other agreements as those for the New Equity Investment (with appropriately adjusted terms taking into account differences in the transactions) for such conversion, as if executed and delivered by them.

Upon any proper tender of repayment of the Loans by Borrower (whether by prepayment before maturity or payment at or after maturity), Lender shall have ten (10) business days thereafter to elect either acceptance of such payment instead of conversion or exercise of its conversion rights, in whole or in part. In the event Lender fails to make such election by such date, Lender shall be deemed to have elected acceptance of payment instead of conversion. Any exercise of its conversion rights shall be at the option of Lender, in its sole discretion. Lender may exercise such conversion rights by providing to Borrower irrevocable written notice of exercise in an appropriate form, specifying the set of Conversion Terms elected, the amount being converted, the conversion price and any other appropriate items. In the event of any stock splits, stock dividends, recapitalizations or similar events after the date of any New Equity Investment but prior to the date of any New Equity Investment Conversion, then the number and kind of securities issuable in such New Equity Investment Conversion shall be appropriately adjusted. Any conversion shall be effective immediately upon giving such notice and as of such date Lender shall be treated for all purposes as the holder of the securities issuable upon conversion.

As soon as practicable after any conversion, Borrower, at its expense, shall cause to be issued in the name of and delivered to Lender the securities to which Lender shall be entitled upon such conversion. Upon a partial conversion of this Agreement, (i) this Agreement may be surrendered by Lender and replaced with a new Agreement of like tenor for the remaining balance of the Agreement surrendered or (ii) Lender may retain this Agreement and the parties may keep separate records of the outstanding balance of this Agreement. Any new Agreement shall be delivered to Lender as soon as practicable after any such surrender. No fractional shares shall be issued upon any conversion. If upon any conversion a fractional share results, the number of shares to be issued upon conversion shall be rounded upwards or downwards to the nearest whole number.

10. Representations of Lender. By acceptance of this Agreement, Lender represents to Borrower that Lender is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that this Agreement and any securities issuable upon any conversion thereof are being acquired for Lender's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution of the same, nor with any present intention of distributing or selling the same.

11. <u>No Shareholder Rights</u>. This Agreement shall not entitle Lender, as a holder of this Agreement, to any voting rights or any other rights as a shareholder of Borrower until any conversion of the Loans.

12. <u>Security</u>. The Loans and Borrower's other obligations hereunder shall be secured by a security interest in favor of Lender in all property of Borrower, including without limitation all tangible and intangible personal property of Borrower pursuant to a Security Agreement dated as of the date hereof between Borrower and Lender, as such agreement may be amended or supplemented from time to time (the "Security Agreement"), but excluding any avoidance actions. Such security interest in favor of Lender shall at all times be and remain senior to all Liens (as that term is defined at 11 U.S.C. § 101(37)), except (i) Liens that were perfected prior to the commencement of the Bankruptcy Case and that are not avoidable in the Bankruptcy Case, and (ii) Liens granted to secure the debtor in possession loans previously made to Borrower by Blue Collar.

13. <u>Defaults</u>. Each of the following shall constitute a default under this Agreement (a "Default"):

(a) Failure by Borrower to make any payment due under this Agreement;

(b) Failure by Borrower to comply with any provision of this Agreement;

(c) The occurrence of a Case Event or a Plan Event; or

(d) Any representation or warranty by Borrower under this Agreement shall be false or inaccurate in any material respect when made.

14. <u>Acceleration; No Exclusive Remedy</u>. Upon any Default, Lender may declare, by written notice to Borrower, that all outstanding principal, interest and other amounts owing hereunder shall be immediately due and payable to Lender. Lender shall be entitled to any and all remedies available to it in the event of a Default hereunder and Lender's pursuance of any particular remedy shall not preclude Lender from seeking any other remedies available to it at law or in equity; provided however, that, except as provided in paragraph 15, below, nothing herein shall constitute relief from the automatic stay in Borrower's Bankruptcy Case.

15. <u>Limited Relief from Stay</u>. Entry of an order by the Bankruptcy Court approving this Agreement shall constitute relief from the automatic stay of 11 U.S.C. § 362(a) to the extent necessary to permit Lender to (a) give to Borrower any notice required or permitted hereunder or under any related transactional document, including, without limitation, the Security Agreement, (b) accelerate the Borrower's obligations hereunder in accordance with the terms of this Agreement, or (c) take any action to perfect or continue the perfection of its Liens against property of Borrower or its bankruptcy estate.

16. <u>Exclusivity</u>. An order by the Bankruptcy Court approving this Agreement shall constitute an order of the Bankruptcy Court that, upon occurrence of a Plan Event, Borrower's Exclusivity Right shall be deemed terminated with respect to Lender (but not with respect to any other entity) so that Lender shall, upon the occurrence of a Plan Event, have the right, but not the

obligation, to propose a plan of reorganization and solicit acceptances of a plan in the Bankruptcy Case.

17. Notices. Any notice under this Agreement shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

If to Borrower:

Aura Systems, Inc.
2335 Alaska Avenue
El Segundo, CA 90245
Attn: Raymond Yu
Fax: 310-643-8719

With a copy to:

Ron Bender, Esq.
Levene, Neale, Bender, Rankin & Brill L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, CA 90067
Fax: 310-229-1244

If to Lender:

AGP Lender LLC
12100 Wilshire Blvd., Suite 705
Attn: Neal Kaufman
Fax: 310-820-4118

With a copy to:

Lawrence Peitzman, Esq.
Peitzman, Weg & Kempinsky LLP
10100 Santa Monica Boulevard, Suite 1450
Los Angeles, CA 90067
Fax: 310-552-3101

18. Miscellaneous.

(a) No delay or omission on the part of Lender in exercising any right under this Agreement shall operate as a waiver of such right or of any other right under this Agreement. No waiver of or forbearance from enforcing rights hereunder or any agreement related hereto, including the Security Agreement, shall constitute a waiver of other rights or agreement to

forebear with respect to the enforcement of any other rights, and no waiver(s) or forbearance(s) by Lender shall establish a course of conduct or practice between the parties.

(b) Borrower hereby waives presentation for payment, demand, notice of demand and of dishonor and non-payment with respect to this Agreement and the Loans, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Borrower, any endorsers, guarantors and sureties of the Loans is expressly waived by each and all of such parties to the extent permitted by law. Time is of the essence under this Agreement.

(c) Any payment hereunder shall first be applied to any enforcement or collections costs, then against accrued interest on the Loans and then against the outstanding principal balance of the Loans.

(d) Borrower and Lender intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Agreement under applicable law, then it is Borrower's and Lender's express intention that Borrower not be required to pay interest on this Agreement at a rate in excess of the maximum lawful rate, that the provisions of this section shall control over all other provisions of this Agreement which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Agreement, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Agreement.

(e) Any rights and obligations of Borrower and Lender under this Agreement shall be binding upon and inure to the benefit of their respective permitted successors, assigns, heirs, administrators and transferees.

(f) If at any time the number of authorized but unissued shares of Borrower shall not be sufficient to effect the conversion of the Loans under this Agreement, Borrower will take all such corporate action as may be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purpose. The parties acknowledge that Borrower currently does not have any authorized but unissued shares of its common stock available for issuance and Borrower hereby agrees to use its best efforts to take action to call a shareholder meeting and increase its authorized but unissued common stock as soon as practicable.

(g) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Borrower and Lender in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.

(h) All shares issued upon conversion of this Agreement shall be validly issued, fully paid and non-assessable, and Borrower shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. Borrower shall not be required to pay any transfer tax or other similar charge imposed in connection with any transfer involved in the issuance of any certificate for shares in any name other than that of Lender.

(i) Without the prior written consent of Lender, Borrower will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Lender under this Agreement against impairment. Without limiting the generality of the foregoing, without the prior written consent of Lender, Borrower (i) will not increase the par value of any shares issuable upon conversion of this Agreement above the amount payable therefore upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that Borrower may validly and legally issue fully paid and non-assessable shares upon conversion of this Agreement.

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:
AURA SYSTEMS, INC.

By:________________________
Name: Raymond Yu
Title: President and Chief Executive Officer

LENDER:
AGP LENDER LLC

By:________________________
Name: Neal Kaufman
Title: Managing Member